Exhibit 99.1

American Apparel, Inc. Announces Preliminary April Sales

LOS ANGELES--(BUSINESS WIRE)--American Apparel, Inc. (NYSE Amex: APP), a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel, announced preliminary sales for the month ended April 30, 2012. The Company reported that for the month ended April 30, 2012, total net sales increased 6% to $47.9 million when compared to the month ended April 30, 2011. Between the same periods, comparable store sales on a preliminary basis increased an estimated 10% and wholesale net sales increased an estimated 4%.

The following delineates the components of the estimated increases for April 2012 and the three previous months when compared to the corresponding months of the prior year:

	April	March	February	January
Comparable Store Sales	6%	20%	11%	11%
Comparable Online Sales	49%	24%	9%	41%
Comparable Retail & Online	10%	21%	11%	15%
Wholesale Net Sales	4%	9%	21%	23%

"We are pleased to report another month of sales growth across all three selling channels. April represents our eleventh consecutive month of comparable sales increases,” said Dov Charney, Chairman and CEO. “Despite a forward shift of the Easter Holiday, we continued to see growth in our core businesses; particularly our core knits business in the retail channel.

“As indicated in the table below, we have significantly improved store sales productivity which is currently running in the month of April an annual run rate of $1,460,000 in sales per average store and we have plans in place to achieve productivity beyond our historic high of $1,610,000. Incremental sales will drive additional fixed cost leverage and should significantly improve EBITDA."

The company will emphasize the following areas as it drives to increase its average sales per store:

•
Introduction of improved technology and store processes, including RFID, to reduce inventory shrink, and to improve replenishment accuracy. The company deployed and is optimizing RFID at approximately half of its stores and plans to deploy to all of its stores;

•	Further improvements in distribution processes and timeliness of replenishment to stores through enhancements to its supply chain infrastructure;
•	Consistent improvements in manufacturing response times and quality resulting from worker longevity and training;
•	Appropriate sales incentive programs for store management and rank-and-file store personnel;
•
Refinements to sales conversion tracking system and monitoring procedures. The company deployed these systems at approximately 100 stores so far and will soon have it deployed to all of its stores; and

•	Leveraging further ERP deployment with a focus on inventory accuracy and logistics.

The following delineates historical store productivity in average annual sales per store based upon trends for the month of April:

Average Annual Sales Per Store Based Upon Annualized April Sales
2012	$1,460,000
2011	$1,340,000
2010	$1,200,000
2009	$1,350,000
2008	$1,610,000
2007	$1,190,000

First Quarter Earnings Release and Conference Call

The Company will release its first quarter 2012 earnings results on Thursday, May 10, 2012, after the market close. The company will conduct a conference call for investors at 1:30 p.m. PT the same day to discuss the company’s performance and provide an updated financial outlook for the balance of fiscal 2012.

The conference call will be in a “listen-only” mode for all participants other than the sell-side and buy-side investment professionals who regularly follow the Company. The toll-free phone number for the call is (800) 706-7745 or (617) 614-3472 and the access code is 21133882.

Callers should dial in approximately 15 minutes prior to the scheduled start time. A telephonic replay will be available at (888) 286-8010 or (617) 801-6888, Access Code: 15809078, from 3:30 p.m. PT Thursday, May 10, 2012 to 11:59 p.m. PT on Thursday, May 24, 2012. Investors may also access the live call or the replay over the internet at: http://media-server.com/m/p/e87nuho6 or http://investors.americanapparel.net.

About American Apparel

American Apparel is a vertically integrated manufacturer, distributor, and retailer of branded fashion basic apparel based in downtown Los Angeles, California. As of April 30, 2012, American Apparel had approximately 10,000 employees and operated 250 retail stores in 20 countries, including the United States, Canada, Mexico, Brazil, United Kingdom, Ireland, Austria, Belgium, France, Germany, Italy, Netherlands, Spain, Sweden, Switzerland, Israel, Australia, Japan, South Korea, and China. American Apparel also operates a leading wholesale business that supplies high quality T-shirts and other casual wear to distributors and screen printers. In addition to its retail stores and wholesale operations, American Apparel operates an online retail e-commerce website at http://www.americanapparel.net.

Safe Harbor Statement

This press release, and other statements that the Company may make, may contain forward-looking statements. Forward-looking statements are statements that are not historical facts and include statements regarding, among other things, the Company's future financial condition, results of operations and plans and the Company's prospects and strategies for future growth and cost savings. Such forward-looking statements are based upon the current beliefs and expectations of American Apparel's management, but are subject to risks and uncertainties, which could cause actual results and/or the timing of events to differ materially from those set forth in the forward-looking statements, including, among others: the ability to generate sufficient liquidity for operations and debt service; changes in the level of consumer spending or preferences or demand for the Company's products; increasing competition, both in the U.S. and internationally; the evolving nature of the Company's business; the Company's ability to hire and retain key personnel and the Company's relationship with its employees; suitable store locations and the Company's ability to attract customers to its stores; the availability of store locations at appropriate terms and the Company's ability to identify and negotiate new store locations effectively and to open new stores and expand internationally; effectively carrying out and managing the Company's strategy, including growth and expansion both in the U.S. and internationally; disruptions in the global financial markets; failure to maintain the value and image of the Company's brand and protect its intellectual property rights; declines in comparable store sales and wholesale revenues; financial nonperformance by the Company's wholesale customers; the adoption of new accounting pronouncements or changes in interpretations of accounting principles; seasonality of the business;

consequences of the Company's significant indebtedness, including the Company's relationships with its lenders and the Company's ability to comply with its debt agreements, including the risk of acceleration of borrowings thereunder as a result of noncompliance; the Company's ability to generate cash flow to service its debt; the Company's liquidity and losses from operations; the Company's ability to develop and implement plans to improve its operations and financial position; costs of materials and labor, including increases in the price of yarn and the cost of certain related fabrics; the Company's ability to pass on the added cost of raw materials to its wholesale and retail customers; the Company's ability to improve manufacturing efficiency at its production facilities; the Company's ability to effectively manage inventory and inventory reserves; location of the Company's facilities in the same geographic area; manufacturing, supply or distribution difficulties or disruptions; risks of financial nonperformance by customers; investigations, enforcement actions and litigation, including exposure from which could exceed expectations; compliance with or changes in U.S. and foreign government laws and regulations, legislation and regulatory environments, including environmental, immigration, labor and occupational health and safety laws and regulations; costs as a result of operating as a public company; material weaknesses in internal controls; interest rate and foreign currency risks; loss of U.S. import protections or changes in duties, tariffs and quotas and other risks associated with international business including disruption of markets and foreign supply sources and changes in import and export laws; technological changes in manufacturing, wholesaling, or retailing; the Company's ability to upgrade its information technology infrastructure and other risks associated with the systems that are used to operate the Company's online retail operations and manage the Company's other operations; adverse changes in its credit ratings and any related impact on financing costs and structure; general economic and industry conditions, including U.S. and worldwide economic conditions; disruptions due to severe weather or climate change; and other risks detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Reports on Form 10-K for the year ended December 31, 2011. The Company's filings with the SEC are available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contacts

American Apparel
John J. Luttrell, Chief Financial Officer
213-488-0226
or
ICR
John Rouleau, Investor Relations
203-682-8342
john.rouleau@icrinc.com